Morgan Stanley Global Dividend Growth Securities
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006 and later
adjourned to September 27, 2006, to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Directors:

                                      For    Withhol  Absta   BNV*
                                                d       in
Frank L. Bowman...................  46,353,6  1,815,7      0     0
                                          17       87
Kathleen A.                         46,366,4  1,802,9      0     0
Dennis...................                 69       35
James F.                            46,355,3  1,814,0      0     0
Higgins.....................              84       20
Joseph J.                           46,355,5  1,813,8      0     0
Kearns.....................               22       82
Michael F.                          46,352,7  1,816,6      0     0
Klein.....................                95       09
W. Allen Reed.....................  46,299,6  1,869,7      0     0
                                          24       80
Fergus Reid.......................  46,221,6  1,947,7      0     0
                                          43       61

(2) Elimination of certain fundamental investment
restrictions:

                                        For    Agains Abstai   BNV*
                                                 t      n
Elimination of the fundamental        41,063,  1,890, 1,831,  3,383,
policy restricting the Fund's             884     655    255     610
ability to pledge
assets........................
Elimination of the fundamental        41,169,  1,877, 1,738,  3,383,
policy restricting purchases of           456     618    720     610
securities on
margin..................
Elimination of the fundamental        41,421,  1,654, 1,709,  3,383,
policy prohibiting investments in         798     561    435     610
oil, gas, and other types of
minerals or mineral leases.....
Elimination of the fundamental        41,261,  1,775, 1,748,  3,383,
policy prohibiting investments for        988     017    789     610
purposes of exercising control
.................
Elimination of the fundamental        41,086,  1,900, 1,798,  3,383,
policy regarding investments in           235     806    753     610
unseasoned
companies.................

(3) Modify certain fundamental investment restrictions:

                                  For     Against  Abstain    BNV*
Modify fundamental policy       41,387,2  1,646,5  1,752,0   3,383,6
regarding                             62       06       25        10
diversification..............
Modify fundamental policy       40,988,7  2,029,1  1,767,9   3,383,6
regarding borrowing money.....        07       79       08        10
Modify fundamental policy       41,031,7  1,957,9  1,796,0   3,383,6
regarding loans..........             63       77       54        10
Modify fundamental policy       41,150,5  1,828,2  1,807,0   3,383,6
regarding investment in               36       29       29        10
commodities, commodity
contracts and futures
contracts.................
Modify fundamental policy       41,061,5  1,936,9  1,787,3   3,383,6
regarding issuance of senior          49       41       04        10
securities.....................
...

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                  For     Against  Abstain    BNV*
Reclassification as non-        41,061,5  1,936,9  1,787,3   3,383,6
fundamental the fundamental           49       41       04        10
policy regarding the short sale
of securities...........
Reclassification as non-        41,273,9  1,755,4  1,756,3   3,383,6
fundamental the fundamental           91       13       90        10
policy prohibiting investments
in other investment
companies...

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.